Exhibit 11 under Form N-1A
                                         Exhibit 23 under Item 601/Reg. S-K




            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions `Financial Highlights''and ``Independent Auditors'' in Post-Effective Amendment
Number 15 of the Registration Statement (Form N-1A No. 33-21321) and the related Combined Prospectus of Tower Mutual Funds (comprising respectively, Tower Capital Appeciation Fund, Tower Louisiana Municipal Income Fund, Tower Total Return Bond Fund, Tower U.S. Government Income Fund, Tower Cash Reserve Fund, and Tower U.S. Treasury Money Market Fund) dated October 31, 1996 and to the incorporation by reference therein of our report dated October 10, 1996 on the financial statements and financial highlights of Tower Mutual Funds included in its Combined Annual Report to Shareholders for the fiscal year ended August 31, 1996.

                                                      /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
OCtober 24, 1996